Exhibit 10.8

Date:	30/03/2020

PRIVATE & CONFIDENTIAL

MEKAR SUBUR AV SDN. BHD.

1055070D

NO. 35-G & 35-1 JALAN 2/115A

TAMAN PAGAR.RUYUNG JALAN KUCHAI LAMA

58200                                                      KUALA LUMPUR

W. PERSEKUTUAN

Dear Sir/Madam,

NOTIFICATION LETTER

Re : Standard Chartered Bank Business Instalment Loan (“the Facility”)

This is the full notification further to our earlier SMS informing you of the approval of your application for Business Instalment Loan facility with us.

(i)	Facility Amount (RM)	:	1,000,000.00
(ii)	Effective Interest Rate (% + BLR)	:	6.75% + 6.20% = 12.95% p.a on monthly rest basis	(variable rate)
(iii)	Tenor (Months)	:	84
(iv)	Monthly Installment Amount (RM)	:	18,164.79
(v)	Guarantee Scheme (if applicable)	:	CGC
(vi)	Loan Account Number	:	60080159
(vii)	Date of disbursement	:	30/03/2020

In accordance to the terms of the Facility, a new current account (“Designated Account”), with details as stated below, has been opened for the loan disbursement and the payment of the Monthly Instalment Amount through standing instruction:

Standard Chartered Branch:	EQUATORIAL PLAZA

Standard Chartered Account Number:	312192985122

Please be informed that your Monthly Instalment Amount are payable on their respective due dates which will commence one (1) month from the Date of Disbursement stated above. Kindly ensure that there are sufficient funds in your Designated Account to effect payment on each payment date. Kindly be reminded to that, in accordance to the terms of the Facility, if you do not utilise the amount disbursed in part or in full, OR perform any banking activity on the Designated Account within twenty (20) days from the Date of Disbursement (“cooling-off period”), the Bank has the right to close the Designated Account and terminate or rescind the Facility through early settlement of the outstanding amount using the proceeds from the Designated Account at no further cost to you. In respect of this agreed cooling-off period, time is of the essence.

Kindly be advised that the Product Disclosure Sheet (PDS) attached with this notification shall supersede the earlier PDS.

Please do not hesitate to contact our Contact Center at 1300 888 111 if you have any queries

Thank you for banking with us.

Regards,

Standard Chartered Bank Malaysia Berhad (Reg No 115793P)

Authorised Signatory

BIL Notification Letter Version Aug 2019

Standard Chartered Bank Malaysia Berhad (115793-P)

Level 22, Equatorial Plaza,

Jalan Sultan Ismail, 50250 Kuala Lumpur.

www.sc.com/my

A Standard Chartered Group Company

The Registered Office of Standard Chartered Bank Malaysia Berhad is at Level 26, Equatorial Plaza, Jalan Sultan Ismail, 50250 Kuala Lumpur.

PRODUCT DISCLOSURE SHEET

Read this Product Disclosure Sheet before you decide to take up the selected product.

Be sure to also read the terms in the BIL Terms & Conditions, Master Credit Terms, Standard Terms and the Account Terms Covering Banking Facilities.

Seek clarification from the Sales Officer / Contact Center (details below in Q9) if you do not understand any part of this document or the general terms.

Standard Chartered Bank Malaysia Berhad

Company Name :          MEKAR SUBUR AV SDN. BHD.

Registration No.:          1055070D

Please tick whichever is applicable in this document.

☐ BIL Conventional

☒ BIL Conventional – CGC

☐ BIL Conventional - SJPP (WCGS or SSGS)

Date of PDS issuance:        30/03/2020

1.	What is this product about?

Business Instalment Loan (“BIL”) is an unsecured installment based lending product available to borrowing entities to meet their for day to day working capital and business expansion requirements

BIL Conventional	This unsecured term loan is offered on a variable rate basis with interest rates linked to the Base Lending Rate (“BLR”). The interest is computed on monthly rests based on schedule balances.
BIL Conventional - CGC (Credit Guarantee Corporation)	This unsecured term loan is offered on a variable rate basis with interest rates linked to the Base Lending Rate (“BLR”). The interest is computed on monthly rests based on schedule balances. It is partially guaranteed by Guarantee Scheme Provider - CGC
BIL Conventional - SJPP (WCGS or SSGS) (Syarikat Jaminan Pembiayaan Perniagaan)	This unsecured term loan is offered on a variable rate basis with interest rates linked to the Base Lending Rate (“BLR”). The interest is computed on monthly rests based on schedule balances. It is partially guaranteed by Guarantee Scheme Provider - SJPP

2.	What do I get from this product?

Total Amount Borrowed (RM)	1,000,000.00

Tenor (Months)	84

%
Current BLR ( Base Lending Rate) p.a.	6.20%
Spread p.a.	6.75%
Effective Interest Rate (EIR) p.a.	12.95%

BIL PDS Version Aug 2019

Standard Chartered Bank Malaysia Berhad (115793-P)

Level 22, Equatorial Plaza,

Jalan Sultan Ismail, 50250 Kuala Lumpur.

www.sc.com/my

A Standard Chartered Group Company

The Registered Office of Standard Chartered Bank Malaysia Berhad is at Level 26, Equatorial Plaza, Jalan Sultan Ismail, 50250 Kuala Lumpur.

3.	What are my obligations?

Your monthly instalment (EMI): RM	18,164.79
The total repayment amount at the end of t months:	1,525,842.48
‘t’ months =	84

	Today BLR = 6.20%		If BLR goes up 1%		If BLR goes up 2%
Monthly Instalment (EMI):	RM	18,164.79	RM	18,164.79	RM	18,164.79
Total interest cost at the end of t months	RM	525,842.48	RM	571,841.74	RM	618,571.90
Total repayment amount at the end of t months	RM	1,525,842.48	RM	1,571,841.74	RM	1,618,571.90
Total repayment tenor t months (if keeping installment constant)		84		88		94

BIL PDS Version Aug 2019

Standard Chartered Bank Malaysia Berhad (115793-P)

Level 22, Equatorial Plaza,

Jalan Sultan Ismail, 50250 Kuala Lumpur.

www.sc.com/my

A Standard Chartered Group Company

The Registered Office of Standard Chartered Bank Malaysia Berhad is at Level 26, Equatorial Plaza, Jalan Sultan Ismail, 50250 Kuala Lumpur.

3.	What are my obligations?

a)	The total interest payable, total repayment amount and the Effective Interest Rate may vary if BLR changes. For latest BLR rate, you may refer to the Bank’s website. (www.sc.com/my)

b)	The effective interest rate can change based on market conditions if you have taken a loan on a variable rate basis. The monthly installment we have provided you with is indicative and may change if your loan is re-priced due to changes in the BLR or your risk profile.

c)	The financing amount and interest rate mentioned above are indicative and subject to change based on Bank’s decision on customer’s overall credit assessment.

d)	Any late payment, prepayment, overpayment of monthly instalment or other changes to the terms on the facility will also change the total interest amount payable, total repayment amount and effective interest rate.

e)	The monthly installment amount and total repayment amount is calculated based on the assumption that your loan will be fully disbursed during the first disbursement

f)	Based on the assumption that the Facility will be fully disbursed during the first disbursement, repayment commences one (1) month after the full drawdown of the Facility. If the Facility is partially disbursed, the repayment commence one (1) month after the first drawdown of the Facility.

g)	The first installment as stated above will be due one (1) month after first or full drawdown, whichever is earlier, of the Facility.

h)	All approved Facility will be disbursed into the designated current account for loan repayment maintained with us.

i)	In the event there is no utilization of any amount of the funds after 20 days upon disbursement, the Bank will cancel the facility and close the designated loan repayment account.

j)	Loan statement will be sent every half yearly to the latest address on our records

4.	What are the fees and charges I have to pay?

Stamp Duties

As per the Stamp Act 1949 (revised 1989)

Structuring Fee

RM500.00 or 1.00% on the Facility approved limit, whichever is higher, is payable upon drawdown of this facility. The Bank reserves the right to debit your loan account for facilitating the payment of the structuring fee upon drawdown of the Facility.

Guarantee Fee (Only Applicable to CGC or SJPP)

I/We agree and acknowledge that the Bank will include the guarantee fee into the interest rate on equal monthly instalment basis or debit to my/our loan account on due date; whichever method the Bank deems fit. In the event of early redemption, I /we may be required to reimburse the guarantee fee in full to the Bank which the Bank has paid in advance to CGC or SJPP on a yearly basis.

CGC or SJPP Guarantee Coverage – I/We understand that the CGC or SJPP guarantee coverage is only 70% of the Facility.

BIL Notification Letter Version Aug 2019

Standard Chartered Bank Malaysia Berhad (115793-P)

Level 22, Equatorial Plaza,

Jalan Sultan Ismail, 50250 Kuala Lumpur.

www.sc.com/my

A Standard Chartered Group Company

The Registered Office of Standard Chartered Bank Malaysia Berhad is at Level 26, Equatorial Plaza, Jalan Sultan Ismail, 50250 Kuala Lumpur.

5.	What if I fail to fulfil my obligations to pay my loan on time on the due date?

a)	Late payment charges of 1% p.a. on top of the Effective Interest Rate calculated on a daily rests basis on the amount in arrears until the arrears are settled.

If the amount is in arrears beyond the repayment date, we will increase the effective interest rate as below:-

b)	i. Past due 30 – 59 days = BLR + 12.25% p.a.

ii. Past due more than 60 days = BLR + 13.25% p.a.

b)	We may set-off any credit balance in the account maintained with us against any outstanding balance in this financing account.

c)	Legal action will be taken if you fail to respond to reminder notices.

d)	Legal action against you may affect your credit rating leading to credit being more difficult or expensive to you.

e)	We have the right to outsource debt collection to an external agency and the right to sell non-performing loans (NPL) to third parties.

6.	What if I fully settle the loan before its maturity?

a)	Lock in period is not applicable.

b)	Upon receiving your notification, we will calculate and notify you the early settlement amount payable and the latest date of payment for the amount.

c)	In the final year of the facility, the Facility may be settled in full subject to at least one (1) month notice in writing.

d)	The early settlement amount is a total of the scheduled principal amount of the remaining tenure plus 1 month interest, any arrears, accrued but unpaid interest, and all fees and charges in connection with the facility.

7.	Do I need a guarantor or collateral?

a)	Personal guarantee from key person(s) is/are required which is determined based on shareholding and credit assessment.

b)	No collateral is required.

BIL PDS Version Aug 2019

Standard Chartered Bank Malaysia Berhad (115793-P)

Level 22, Equatorial Plaza,

Jalan Sultan Ismail, 50250 Kuala Lumpur.

www.sc.com/my

A Standard Chartered Group Company

The Registered Office of Standard Chartered Bank Malaysia Berhad is at Level 26, Equatorial Plaza, Jalan Sultan Ismail, 50250 Kuala Lumpur.

8.	What do I need to do if there are changes to my contact details?

It is important that you inform us of any change in your contact details to ensure that all correspondences reach you in a timely manner. To update your contact details, you may reach us via contact center given below or visiting your nearest bank branch.

9.	Where can I get assistance and redress?

a)	If you have difficulties in making repayments and clarifications on the product features. You may contact us at

Standard Chartered Bank Malaysia Berhad

Tel No: 1300 888 111

b)	Alternatively, you may seek the services of Agensi Kaunseling dan Pengurusan Kredit (AKPK), an agency established by Bank Negara Malaysia to provide free services on money management, credit counseling, financial education and debt restructuring for individuals. You may contact AKPK at:

Tingkat 8, Maju Junction Mall

1001, Jalan Sultan Ismail

50250 Kuala Lumpur

Tel:    03-2616 7766

E-mail: enquiry@akpk.org.my

c)	If you wish to complain on the product or services provided by us, you may either:

Write to us at:

Standard Chartered Bank Malaysia Berhad

Client Experience - Retail Banking

Contact us at:

Tel: Call Customer Care Hotline: +603 77118888 / 1300 888 888 (local toll-free number)

E-mail: Malaysia.Feedback@sc.com

If your query or complaint is not satisfactorily resolved by us, you may contact Bank Negara Malaysia LINK or TELELINK at:

Block D, Bank Negara Malaysia,

Jalan Dato’Onn, 50480 Kuala Lumpur.

Tel:     1-300-88-5465

Fax:    03-21741515

E-mail: bnmtelelink@bnm.gov.my

Small Debt Resolution Schemes (SDRS): 1-300-88-5465

ABMConnect: 1-300-88-9980

10.	Other business loan facility available

a)	Commercial Mortgage

b)	Trade and business working capital facilities

IMPORTANT NOTE: LEGAL ACTION MAY BE TAKEN AGAINST YOU IF YOU DO NOT KEEP UP REPAYMENTS ON YOUR BUSINESS INSTALMENT LOAN.

The information provided in this disclosure sheet is valid as at	30/03/2020

BIL PDS Version Aug 2019

Standard Chartered Bank Malaysia Berhad (115793-P)

Level 22, Equatorial Plaza,

Jalan Sultan Ismail, 50250 Kuala Lumpur.

www.sc.com/my

A Standard Chartered Group Company

The Registered Office of Standard Chartered Bank Malaysia Berhad is at Level 26, Equatorial Plaza, Jalan Sultan Ismail, 50250 Kuala Lumpur.